                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

--------------------------------------------------------------------------------


                                    FORM 8-K

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                December 17, 1999
--------------------------------------------------------------------------------
               (Date of Report - date of earliest event reported)

                         Virtual Technology Corporation
--------------------------------------------------------------------------------
               (Exact name of registrant as specified in charter)


          Minnesota                     000-25397                41-1639011
--------------------------------------------------------------------------------
(State or other jurisdiction of   (Commission File No.)         (IRS Employer
incorporation or organization)                               Identification No.)


             3100 West Lake Street, Suite 400, Minneapolis, MN 55416
--------------------------------------------------------------------------------
                    (Address of principal executive offices)


                                 (612) 915-1122
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                            (Former Name and Address)

Item 1 and Items 3, 4, 6 and 8 are not applicable and are therefore omitted.

         Statements in this Form 8-K that are not purely historical are "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Registrant's expectations, hopes, beliefs, intentions or strategies regarding the future generally, its growth and acquisition strategies, future sales and anticipated trends in the Companies' businesses. All forward looking statements included in this Form 8-K are based on information known to the Registrant on the date hereof, and the Registrant assumes no obligation to update any such forward looking statements. It is important to note that actual results could differ materially from those in such forward looking statements as a result of a number of factors, most of which are out of the control of the Registrant, including, but not limited to, the Registrant's early stage of development, its lack of profitability and cash flows and competition for the sale of hardware and software products both on and off the Internet. Further, there is no assurance that the Registrant will successfully or profitably integrate the former Tech Squared Inc. operations into the Registrant's business or consummate the Compositech Ltd. merger transaction referred to in this Form 8-K.

Item 2.  Acquisition or Disposition of Assets.

         On December 17, 1999, the Registrant (through its wholly-owned subsidiary, T2 Acquisition Corporation) completed its acquisition of substantially all of the operating assets of Tech Squared Inc. for $1.4 million in cash and the issuance of a $2.1 million promissory note. The promissory note was paid in full on December 20, 1999. This transaction summary is qualified in its entirety by reference to the Asset Purchase Agreement filed as an exhibit hereto and incorporated herein by reference.

Item 5.  Other Events.

         On December 13, 1999, the Registrant's Board of Directors appointed James D. Ross as a member of the Registrant's Board of Directors. Since 1998, Mr. Ross has been Managing Director of FIMG Capital Management, a private corporate advisory organization. Between 1995 and 1998, Mr. Ross was Executive Vice President of Aegon, USA, an insurance company. Mr. Ross was Vice President and Chief Investment Officer of Shenandoah Life Insurance Company between 1991 and 1995. From 1975 to 1985, Mr. Ross served in various management capacities with Maccabees Mutual Life Insurance Company, most recently as Vice President and Treasurer.

         On December 24, 1999, the Registrant signed a non-binding letter of intent to be acquired by Compositech Ltd. in a merger transaction whereby each share (and each outstanding option, warrant or other right to acquire shares) of the Registrant's Common Stock would be exchanged for three shares (or three options, warrants or other rights to acquire shares) of the Common Stock of Compositech Ltd. The proposed merger is subject to completion of due diligence reviews by each company, negotiation and execution of a definitive merger agreement, SEC review of the companies' joint merger/proxy statements, approval of the surviving company's continued Nasdaq listing, FTC antitrust review and approvals of the respective boards of directors and the shareholders of each company.

         On December 29, 1999, CNET, Inc. served the Registrant with a lawsuit in U.S. District Court for the District of Minnesota seeking to collect $1.6 million of fees (plus interest, attorneys' fees and expenses) that CNET claims are owed by the Registrant for advertising services previously rendered. The Registrant intends to vigorously defend against the claim.

Item 7.  Exhibits and Financial Statements.

(a)      Financial Statements of Businesses Acquired:

         (4) The required financial statements and pro forma financial information relating to the acquisition of substantiallly all of the operating assets of Tech Squared Inc. will be filed not later than March 3, 2000, being 60 days after the date that this report on Form 8-K is required to be filed with respect to the transaction.

(c)      Exhibits:

         10.1. Asset Purchase Agreement dated November 8, 1999 among Tech Squared Inc., T2 Acquisition Corporation, Charles E. Reese Jr. and Joel A. Ronning.

         99.1. Press Release dated December 27, 1999 relating to proposed merger with Compositech Ltd.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  December 29, 1999

                                 VIRTUAL TECHNOLOGIES CORPORATION



                                 By: /s/ John L. Harvatine
                                    -------------------------------------------
                                    John L. Harvatine, Chief Financial Officer